UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2006

General Cable Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky		41076
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(859) 572-8891

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2006, the Registrant and Christopher F. Virgulak executed a Separation Agreement and General Release of Claims (the "Separation Agreement"). The Separation Agreement supersedes and integrates Mr. Virgulak’s Change-In-Control Agreement dated April 28, 2000 and his Employment Agreement dated April 28, 2000, as amended July 11, 2003. Mr. Virgulak will continue in the employ of the Registrant as Executive Vice President and Chief Financial Officer through February 15, 2007("Termination Date") at his current base salary. Upon signing the Addendum to the Separation Agreement within 10 days of the Termination Date, Mr Virgulak will receive (i) a lump sum payment of $1,437,904, (ii) an incentive award, not to exceed 150% of the target for Award Year 2006 under the Registrant's Annual Incentive Plan, to the extent actually earned in the reasonable judgment of Registrant, (iii) immediate vesting of and lapsing of restrictions on all unvested stock awards and immediate vesting of all stock options pursuant to the Registrant's 1997 and 2005 Stock Incentive Plans held by Mr. Virgulak on the Termination Date, with all stock options remaining exercisable until their expiration pursuant to these Plans, (iv) continued participation, as if he were still an employee, in the Registrant's medical, dental, hospitalization and life insurance plans, programs and/or arrangements and (v) outplacement services consistent with the Registrant's existing practice for senior executives.

A copy of the Separation Agreement is filed as Exhibit 99.1 to this Report and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(c) The following has been filed as an exhibit to this Form 8-K:

99.1 Separation Agreement and General Release of Claims between Registrant and Christopher F. Virgulak dated May 30, 2006.

99.2 Form of Addendum to Separation Agreement and General Release of Claims.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

June 2, 2006	By:	Robert J. Siverd

Name: Robert J. Siverd
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Christopher Virgulak Separation Agreement
99.2	Addendum to Separation Agreement